UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2007

Symmetry Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33342	20-4790836
(State or Other	(Commission File Number)	(I.R.S. Employee
Jurisdiction of Incorporation)		Identification Number)

28 West 44th Street, 16th Floor
New York, NY 10036
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 646-429-1505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.
below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d -2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e -4(c))

Item 8.01.

Other Events.

On October 15, 2007, Symmetry Holdings Inc. (“Symmetry”) filed a press release announcing that it has received notice from the Minister of Industry that its offer to acquire all of the issued and outstanding shares of Novamerican Steel Inc. (“Novamerican”) (NASDAQ: TONS) has been approved by the Minister under the Investment Canada Act as being of net benefit to Canada. Symmetry also announced that it previously received clearance under the Competition Act (Canada) and that the requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired, and that, accordingly, Symmetry has now received all regulatory approvals necessary to consummate the acquisition of Novamerican.

Symmetry also announced that it has set October 25, 2007 for its Special Meeting of Stockholders to consider and vote upon the proposal to approve the acquisition of Novamerican, and that on October 5, 2007, Symmetry first mailed its Notice of Special Meeting and related proxy statement. The close of business on October 2, 2007 was the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting.

Stockholders are urged to read Symmetry’s definitive proxy statement, together with its formal notice of meeting and form of proxy, carefully.

A copy of the press release is attached as an Exhibit to this report.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibit:
Exhibit	Description
99.1	Press Release dated October 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMMETRY HOLDINGS INC.

Date: October 15, 2007

                                                                    By:   /s/ Corrado De Gasperis
                                                                            Corrado De Gasperis
                                                                            Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated October 15, 2007